Exhibit 10.1

PRIVATE AND CONFIDENTIAL

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Y&L COFFEE LIMITED LONG TERM INCENTIVE PLAN I

General

1.1Purpose.  Y&L Coffee Limited Long Term Incentive Plan (the “Plan”) has been established by Y&L Coffee Limited (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) align the interests of Participants with those of the Company’s shareholders.

1.2Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become a “Participant” in the Plan.

1.3Operation, Administration, and Definitions. The operation and administration of the Plan shall be vested in the Committee, as described in Section 6. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 hereof).

Options and SARS

2.1Definitions.

(a)	The grant of an “Option” entitles the Participant to purchase a Share at an Exercise Price and during a specified time established by the Committee.

(b)

The grant of a share appreciation right (an “SAR”) entitles the Participant to receive, in cash or Shares (as determined in accordance with the terms of the Plan), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of Shares at the time of exercise; over (ii) the aggregate Exercise Price of such number of Shares established by the Committee.

2.2Eligibility.  The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of Shares subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan.  Without limiting the generality of the foregoing, the Committee may not grant dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan.

2.3Exercise Price.  The “Exercise Price” of each Option or SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted and, to the extent applicable, determined in accordance with Code Section 409A; provided, however, for any Participant subject to U.S. taxes, the Exercise Price must equal 100% of the fair market value of an underlying Share as of the applicable date of grant, unless the Option is intended to be subject to Code Section 409A.

2.4Exercise/Vesting.  Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:

(a)	The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan and may include,

without limitation, conditions relating to the completion of a specified period of service, the occurrence of certain events, achievement of performance standards prior to exercise or achievement of share ownership guidelines by the Participant.

(b)

No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested), or after the seven year anniversary of the date on which the Option or SAR was granted (or such shorter period required by law or the rules of any stock exchange on which the Shares are listed).

2.5Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)

Subject to the following provisions of this Section 2.5, the full Exercise Price for the Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.5(c), payment shall be made as soon as practicable after the exercise).

(b)	The Exercise Price shall be payable in cash.

(c)

The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.6Post-Exercise Limitations.  The Committee, in its discretion, may impose in the underlying Award Agreement such restrictions on Shares acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the Shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with the Company’s recoupment, compensation recovery or clawback policies and such other factors as the Committee determines to be appropriate.

2.7No Repricing.  Except for either adjustments pursuant to Section 4.2 (relating to the adjustment of Shares), or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price or another Award.

Share Awards

3.1Definitions. A “Share Award” is a grant of one or more Shares or a right to receive one or more Shares, including in the form of performance share awards and restricted share units, in the future which is contingent on continuing service, the achievement of performance objectives during a specified period performance, the occurrence of certain events or other conditions or restrictions as determined by the Committee.  The Share Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.  The underlying Award Agreement may provide for dividends or dividend equivalents (current or deferred) with respect to any Share Awards under the Plan. The terms of the Share Award will be set forth in the underlying Award Agreement.

3.2Eligibility.  The Committee shall designate the Participants to whom Share Awards are to be granted under this Section 3 and shall determine the number of Shares subject to each such Share Award and the other terms and conditions thereof, not inconsistent with the Plan.

3.3Vesting.  The terms and conditions relating to the vesting of a Share Award shall be established by the Committee to the extent not inconsistent with the Plan and may include, without limitation, conditions relating to the completion of a specified period of service, the occurrence of certain events, achievement of performance standards prior to vesting or achievement of share ownership guidelines by the Participant.

3.4Post-Vesting Limitations.  The Committee, in its discretion, may impose in the underlying Award Agreement such restrictions on Shares acquired pursuant to the vesting of the Share Award as it determines to be desirable, including, without limitation, restrictions relating to disposition of the Shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with the Company’s recoupment, compensation recovery or clawback policies and such other factors as the Committee determines to be appropriate.

3.5	Settlement. The Award Agreement shall specify the manner (Shares or cash based on the value of the underlying Shares) and time of settlement of the Share Award.

Shares Reserved and Limitations

4.1Shares Reserved and Other Amounts Subject to the Plan/Limitations.  The Shares for which Awards may be granted under the Plan shall be subject to the following:

(a)

Subject to the following provisions of this Section 4.1 and the provisions of Section 4.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 27,621,837 Shares.

(b)	Substitute Awards shall not reduce the number of Shares that may be issued under the Plan.

(c)

Except as expressly provided by the terms of this Plan, the issue by the Company of shares of any class, or securities convertible into shares of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(d)

To the extent provided by the Committee, any Award may be settled in cash rather than Shares. To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

4.2Adjustments to Shares and Share Awards.  If any change in corporate capitalization, such as a share split, reverse share split, capitalisation issue, right issue or share dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares), or a material change in the market value of the outstanding Shares as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a)	the number and type of Shares (or other property) with respect to which Awards may be granted;

(b)	the number and type of Shares (or other property) subject to outstanding Awards;

(c)	the grant or Exercise Price with respect to outstanding Awards;

(d)	the limitations set forth in Section 4.1; and

(e)	the terms, conditions or restrictions of outstanding Awards and/or Award Agreements.

However, in no event shall this Section 4.2 be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code Section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code Section 409A, provided that the restriction of this subparagraph (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code Section 409A.

Miscellaneous

5.1Effective Date; Duration.  The Plan shall be effective on February 8, 2022 (the “Effective Date”).  The life of the Plan shall be ten years from the Effective Date, provided that upon the end of the life or in the event of Plan termination, the Plan shall remain in effect in respect of any Awards under it are outstanding.

5.2General Restrictions.  Distribution of Shares or other amounts under the Plan shall be subject to the following:

(a)

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws, and the applicable requirements of any securities exchange or similar entity.

(b)

To the extent that the Plan provides for issuance of share certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.3Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant.

5.4Grant and Use of Awards.  Subject to Section 4.1, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan in the discretion of the Committee, and more than one Award may be granted to a Participant. Subject to Section 2.7, Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

5.5Settlement and Payments.  Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards (subject to Section 2.7), or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment (other than Option or SAR other than to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

5.6Transferability.  Awards under the Plan are not transferable except by will or the laws of descent and distribution.  To the extent that Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the

Participant.  Notwithstanding the foregoing provisions of this Section 5.6, if provided by the Committee, Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish.

5.7Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.8Agreement with Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written or electronic document as is determined by the Committee. A copy of such document shall be provided to the Participant (including through electronic delivery), and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.9Notices.  Any notice or document required to be filed with the Committee under the Plan shall be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Subsidiary, as applicable, at its place of business or by e-mail to such e-mail address designated by the Committee.  The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time.  Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

5.10Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of the Company or a Subsidiary who is delegated by the board of directors authority to take such action.

5.11Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.12Limitation of Implied Rights.

(a)

Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any of the Subsidiaries whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any of the Subsidiaries, in its sole discretion, may set aside in anticipation of a liability under the Plan. A  Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any of the Subsidiaries, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any of the Subsidiaries shall be sufficient to pay any benefits to any person.

(b)

The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or a Subsidiary or the right to continue to provide services to the Company or a Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and Shares are registered in his name.

5.13Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.14Misconduct.  Subject to applicable law, if the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company or any Subsidiary; (b) breached any contract with or violated any fiduciary obligation to the Company or any Subsidiary; or (c) engaged in any conduct which the Committee determines is injurious to the Company or its Subsidiaries, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan.  Nothing contained in this Section 5.14 is intended to limit the Participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, any governmental agency or commission, including  the Securities and Exchange Commission, (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

5.15Restrictions on Shares and Awards.  The Committee, in its discretion, may impose such restrictions on Shares acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Share Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the Shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate.  Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any Shares issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time. This section 5.15 shall survive notwithstanding termination of the Plan, exercise of the Options or SARs and settlement of the Share Awards.

5.16Applicable Law.  The provisions of the Plan shall be construed in accordance with the laws of Hong Kong Special Administrative Region, without giving effect to choice of law principles.

Committee

6.1Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the Effective Date, the Committee shall mean the Board.

6.2Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, and, subject to the restrictions imposed by Section 7, to cancel or suspend Awards, reissue Awards, and accelerate the exercisability or vesting of any Award.  In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Subsidiary’s success and such other factors as the Committee deems relevant.

(b)

To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices.

(c)

The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles of association of the Company, and applicable laws.

6.3Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Shares are listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4Information to be Furnished to Committee.  The Company and the Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Subsidiaries as to an individual’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5Limitation on Liability and Indemnification of Committee.  No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Subsidiary.  The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.  This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

Amendment and Termination

The Board may, at any time, amend or terminate the Plan (and the Committee may amend any Award Agreement); provided, however, that no amendment or termination of the Plan or amendment of any Award Agreement may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or the Committee, as applicable; and provided further that, adjustments pursuant to Section 4.2 shall not be subject to the foregoing limitations of this Section 7; and provided further that, amendments to the provisions of Section 2.7 (relating to Option and SAR repricing), amendments expanding the group of Eligible Individuals, or amendments to or increases in the number of Shares reserved under the Plan will not be effective unless approved by the Company’s shareholders; and provided further that, no other amendment shall be made to the Plan without the approval of the Company’s shareholders if such approval is required by law or the rules of any stock exchange on which the Shares are listed. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A.  Notwithstanding the foregoing, neither the Company nor the Subsidiaries guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

    Defined Terms

In addition to the other definitions contained herein, the following definitions shall apply:

(a)	Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, or Share Awards.

(b)	Award Agreement. The term “Award Agreement is defined in Section 5.8.

(c)	Board. The term “Board” shall mean the Board of directors of the Company.

(d)	Code. The term “Code” shall mean the United States Internal Revenue Code of 1986, as amended. A reference to any Code provision shall include reference to any successor provision of the Code.

(e)	Committee. The term “Committee” is defined in Section 6.1.

(f)	Effective Date. The term “Effective Date” is defined in Section 5.1.

(g)

Eligible Individual.  For purposes of the Plan, the term “Eligible Individual” shall mean any officer, director or other employee of the Company or its Subsidiaries or the parent or the holding company of the Company, consultants of the Company or a Subsidiary. For the avoidance of doubt, for so long as Yum China Holdings, Inc. remains the holding company of the Company, officers, directors and other employees of Yum China Holdings, Inc. that render services to or with respect to the Company shall also be deemed an Eligible Individual.

(h)	Exercise Price. The term “Exercise Price” is defined in Section 2.3.

(i)	Fair Market Value. The “Fair Market Value” of a Share means, as of any date, the value determined in accordance with the following rules:

(i)

If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per Share on such date on the principal exchange on which the Shares are then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)

If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a Share on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Shares in such market.

(iii)

If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith and, to the extent applicable, Code Section 409A.

(j)	Participant. The term “Participant” is defined in Section 1.2.

(k)	Subsidiaries. The term “Subsidiary” shall mean any entity regarded as a subsidiary pursuant to the Companies Ordinance of Hong Kong (Chapter 622 of the laws of Hong Kong).

(l)

Substitute Award.  The term “Substitute Award” means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the provisions of Section 2.7.

(m)	Share. The term “Share” shall mean ordinary shares of the Company.